SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):  June 29, 2005

BECOMING ART INC.

---------------------------

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	APPLIED FOR
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive,Building H
Irvine, California  92618
 (Address of Principal Executive Offices)

 (949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Oxford Merger

Effective June 29, 2005, Oxford Media Acquisition Corp. (“Merger Sub”), a Delaware corporation and newly formed wholly-owned subsidiary of Becoming Art Inc. (the “Company” or “Registrant”) entered into and executed an Agreement and Plan of Merger (the “Merger Agreement”) with Oxford Media Corp., a Delaware corporation (“Oxford”) in which, among other things:

(a) Oxford acquired and assumed all of the assets, business, obligations, and liabilities of Merger Sub, as provided for and qualified herein;

(b) each issued and outstanding share of common stock of Oxford was converted into shares of common stock of the Company in accordance with the provisions of the Merger Agreement;

(c) each issued and outstanding share of common stock of Merger Sub was converted into shares of common stock of Oxford in accordance with the provisions of the Merger Agreement;

(d) Merger Sub disappeared and cease to be an active corporation; and

(e) Oxford became a direct, wholly-owned subsidiary of the Company.

Basic Transaction. On and subject to the terms and conditions of the Merger Agreement, and pursuant to Delaware Law, Merger Sub was merged with and into Oxford (the “Merger”). Immediately following the Merger, the corporate existence of Merger Sub ceased and Oxford continued as the surviving corporation (Oxford is therefore sometimes referred to herein as the Surviving Corporation). Surviving Corporation succeeded to and assumed all of the rights and obligations of Merger Sub in accordance with Delaware Law.

Effects of the Merger.

1. General. The Merger became legally effective at the time Oxford and Merger Sub filed a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, June 29, 2005, which was the “Effective Date” under the Merger Agreement.

2. Certificate of Incorporation. The Certificate of Incorporation of Oxford in effect at and as of the Effective Date remains the Certificate of Incorporation of Surviving Corporation after the Effective Date without any further modification or amendment (the “Certificate”).

3. Bylaws. The Bylaws of Oxford in effect at and as of the Effective Date remain the Bylaws of the Surviving Corporation without any further modification or amendment (the “Bylaws”).

4. Directors and Officers of Oxford. Each and every one of the directors and officers of Oxford in office at and as of the Effective Date retain their respective positions as of an on the Effective Date, and they shall serve until their respective successors are duly elected or appointed and qualified.

5. Directors and Officers of the Company.  In accordance with the Merger Agreement:

(a) Immediately prior to the Effective Date the directors of the Company have taken all necessary action to remove all officers of the Company and designate and appoint the individuals noted in Exhibits to the Merger Agreement to assume the respective officer positions as of and at the Effective Date.

(b) Immediately prior to the Effective Date the directors of the Company have taken all necessary action to: (1) appoint as directors those individuals listed in the Merger Agreement; and, (2) accept resignations from all other directors of the Oxford, with said resignations and appointments to be effective as provided by federal law following the filing of the appropriate forms with the Securities and Exchange Commission and taking such actions as required thereof.

(c) The new directors and officers of the Company shall retain their respective positions until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

6. Conversion of Merger Sub Stock. Subject to the terms and conditions of the Merger Agreement, at the Effective Date, by virtue of the Merger and without any further action on the part of the Parties, each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Date was converted into and became one (1) validly issued, fully paid, and non-assessable share of Surviving Corporation Common Stock.

7. Conversion of Oxford Common Stock. Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Date, by virtue of the Merger and without any action on the part of Merger Sub, Oxford, or the holders of any of the following securities, the following occurred:

(a) Conversion of Shares. Each share of Oxford Common Stockissued and outstanding immediately prior to the Effective Date (other than any shares of Oxford Common Stock to be canceled pursuant to the Merger Agreement), and any Dissenting Shares were canceled and extinguished and automatically converted into the right to receive, upon surrender of the certificate(s) representing such Oxford Common Stock in the manner provided in the Merger Agreement one (1) duly authorized, validly issued, fully paid, and  non-assessable shares of the Company Common Stock. All such shares of Oxford Common Stock are no longer outstanding and are cancelled and retired and have ceased to exist.

(c) Cancellation of Treasury and the Company-Owned Shares. All Oxford Common Stock held by Oxford or owned by Merger Sub, the Company, or any direct or indirect wholly-owned subsidiary of Oxford or of the Company immediately prior to the Effective Date were canceled and extinguished without any conversion thereof.

(d) Fractional Shares. No fraction of a share of the Company Common Stock was issued by virtue of the Merger, but in lieu thereof each holder of shares of Oxford Common Stock who would otherwise be entitled to a fraction of a share of the Company Common Stock (after aggregating all fractional shares of the Company Common Stock that otherwise would be received by such holder) received a total number of the Company Common Stock rounded down to the closest whole number.

8. Stock Options; Employee Stock Purchase Plans.  At the Effective Date, by virtue of the Merger and without any action on the part of any holder of outstanding options to purchase Oxford Common Stock (the “Oxford Stock Options”), each Oxford Stock Option, whether vested or unvested, and all stock option plans or other equity-related plans of the Oxford (the “Oxford Stock Plans”), insofar as they relate to Oxford Stock Options, were assumed by the Company and the Oxford Stock Options became an option to acquire shares of the Company Common Stock, on the same terms and conditions as were applicable under the Oxford Stock Option immediately prior to the Effective Date, except that: (a) such assumed Oxford Stock Option shall be exercisable for that number of whole shares of the Company Common Stock equal to the product (rounded down to the nearest whole number of shares of the Company Common Stock) obtained by multiplying the number of shares of Oxford Common Stock issuable upon the exercise of such Oxford Stock Option immediately prior to the Effective Time by the conversion ratio referenced in the Merger Agreement; and, (b) the per share exercise price for the shares of the Company Common Stock issuable upon exercise of such assumed Oxford Stock Options shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of the Oxford Common Stock for which the Oxford Stock Option was exercisable immediately prior to the Effective Time by the conversion ratio referenced in the Merger Agreement.

9. The Company Shares.  Each share of the Company Common Stock issued and outstanding at and as of the Effective Date remains issued and outstanding.

10. Tax-Free Reorganization.  The Parties designed the Merger so as to be treated as a tax free plan of reorganization under Section 368(a) of the Code.

Description of Oxford and It’s Business

Oxford Media Corp. (“Oxford” ) was organized as a Delaware corporation in January 1999. Oxford is a developer of Private Broadband Networks (“PBN”) which enables Oxford to provide the following services: low-cost broadband Internet access and video and audio content on demand and on a Pay-Per-View basis. Oxford is currently in the process seeking to acquire digital video on demand companies. Oxford has acquired eMod Systems, Inc. (“eMod”),a digital solutions company concentrating on the secure high quality distribution of digital video content to the hotel industry. Oxford has also entered into a letter of intent to acquire SkyPath Satellite Systems, Inc. (“SkyPath”), a provider of free to guest television to the hotel industry. The SkyPath acquisition is expected to be finalized in the 3rd quarter of 2005.

Oxford provides proprietary digital file server technology to Multi Dwelling Units (MDU), and hospitality properties for the cost effective delivery of Video On Demand (VOD). Oxford then deploys a hybrid fiber/wireless network utilizing a new wireless distribution technology

(“WiMAX”) to deploy the wireless PBN for full high definition delivery of content and broadband Internet access to the surrounding consumer base. Oxford MDU and Hospitality customers subsidize the deployment and share the revenues derived from the services offered by this network, creating residual revenues from local consumers based within the networks' reach.

Oxford Company has designed its proprietary system to support a wide variety of convenient services for business and consumer use in the immediate area, accessible to the hotel’s installed system. Oxford’s early installations will be located in smaller rural markets, under-served by broadband and cable access. Utilizing the roof tops of our existing hospitality customers systems which provide the foundation for deployment. Oxford will install WiMAX antennas broadcasting video and other services to businesses and homes within the range of the Oxford wireless Private Broadband Network (PBN). Oxford’s high speed wireless, two-way digital communications capability enables us to provide interactive services which will improve customer satisfaction and help lower operating costs. These value-added services help Oxford’s cable partners improve their service to their guests, building customer loyalty while controlling costs.

Oxford’s Wireless PBN features include:

1.            Remote wireless high-speed Internet

2.            Video on Demand for the home orbusiness

3.            Dedicated broadcast entertainment

4.            Incremental revenue from business and vacation travelers

5.            Direct billing to users credit card account

Oxford’s wireless PBN will allow customers within a 30 mile range of each wireless antenna to access the Internet at speeds 10 to 20 times faster than existing broadband offerings. This will allow access to other services such as VOD. Movies being delivered on the Oxford PBN are of the highest quality from broadcast to High Definition. To the consumer it looks as if the content is being delivered over the Internet, but in reality the content is distributed to Oxford media servers through the same satellite network utilized to distribute the content to the media servers located in the MDU or Hospitality property.

The rollout of wireless PBN for television opens up a connection between television and the Internet. This combination can lead to powerful new applications with interesting possibilities of great commercialpotential, placing a video store, music store and game store on-line in the community and providing broadband access to it is a new concept.

Other Information

1. Further Financial and Business Information Regarding Oxford

The Company shall provide further information regarding Oxford and its business activities and financial results in a further filing within 60 days of this filing.

2. Creative Business Concepts Inc.

In relation to the Oxford Merger, the Company is also in the process of acquiring Creative Business Concepts Inc.  This acquisition is not yet complete.  Creative Business Concepts, Inc. (“CBC”) was formed in 1989 as a result of a need for businesses to communicate more efficiently with both their clients and employees. CBC is a wireless and business systems provider specializing in WiFi/WiMAX, Security, IT Integration, and Telecom. As part of these offering of services, CBC designs and installs specialty communication systems for data, voice, video, and telecom. It determines its clients’ requirements by doing a needs analysis and site audit; then implements a design and specification of the specialty communication system with the deployment of a fixed Wireless Local Area Network, or WLAN.

Further information will be provided regarding this acquisition, the business and financial results of CBC following completion of certain material contingencies.

3. Sale and Cancellation of Certain Shares Related to the Merger

In relation to the Oxford Merger, certain of the existing shareholders, holding a majority of the issued and outstanding shares of the Company have agreed pending completion of certain conditions and satisfaction of certain contingencies contained in two escrow arrangements to sell or cancel their shares.  Information regarding this transaction will be provided following completion of these escrows and satisfaction of all contingencies.

SECTION 2 – FINANCIAL INFORMATION

None

SECTION 3 – SECURITIES AND TRADING MARKETS

None

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 – ASSET BACKED SECURITIES

None

SECTION 7 – REGULATION FD

None

SECTION 8 – OTHER EVENTS

None

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

10.1          Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECOMING ART INC.

/s/ Thomas C. Hemingway

    Thomas C. Hemingway, Chief Executive Officer

Date:         July 5, 2005